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                                                                   EXHIBIT 23.02


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-47028 of K & F Industries, Inc. of our report dated May 22, 1996, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Prospectus Summary -- Summary Consolidated Financial Information", "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
October 22, 1996